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                                                                      EXHIBIT 99

NEWS RELEASE                                                [Bell Atlantic Logo]



For Immediate Release      Contact:
December 22, 1999          Eric Rabe
                           212-395-0500
                           eric.w.rabe@bellatlantic.com

                           Maureen Flanagan
                           212-395-0500
                           maureen.e.flanagan@bellatlantic.com



                Bell Atlantic First to Win FCC Approval to Offer
                                 Long Distance

                       New Yorkers to Get Bell Atlantic
                     'Surprise-Free' Long Distance Jan. 5


New York - Bell Atlantic today received federal approval to enter the long distance market in New York and promised to win over consumers with "surprise-free" long distance.

The history-making decision by the Federal Communications Commission (FCC) makes Bell Atlantic the first regional Bell company allowed to offer long distance service inside its local region.

Bell Atlantic will begin providing long distance to New York consumers Jan. 5, after the FCC's decision takes effect. The company will launch its long distance business and unveil the first of many new calling products at a news conference Jan. 4.

"Eight million New Yorkers - from Buffalo to the Bronx - will be able to ring in the new century with a better choice for long distance from a company they know and trust," said Ivan Seidenberg, Bell Atlantic chairman and CEO. "Today, we say to all consumers: We want your
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Bell Atlantic News Release, page 2

business and we will earn it by delivering a stream of innovative new products at competitive prices. We plan to set a higher standard that consumers can expect and our competitors will follow."

Bell Atlantic promised to offer surprise-free long distance - simple, straightforward calling plans to residential customers with no monthly calling plan fees.

"Our research repeatedly shows that residential customers want simple calling plans without complicated pricing," said James G. Cullen, Bell Atlantic president and chief operating officer. "That is exactly what Bell Atlantic will offer."

Some long distance companies have offered their most attractive rates only to their best business customers. At the same time, some companies assess higher rates and minimum usage fees if customers don't make enough calls to qualify for the cheapest calling plans. For example, under one so-called seven-cents a minute plan, a residential customer who makes 43 minutes of long distance calls a month would actually pay 21 cents a minute after all the extra fees and charges are included.

"We are putting our best deals and most innovative products on the table for all
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customers - not just the most lucrative business and high-volume callers,"
Seidenberg said. "Unlike the other big long distance companies, we are committed to bringing competition and customer service to every consumer."

Cullen said that the company expects to win 25 to 30 percent of the $2 billion consumer long distance market in the region in five years, especially given Bell Atlantic's solid reputation for customer care and its strong ties to the communities across the state.

The FCC approved Bell Atlantic's application on schedule, following the Commission's 90-day review process. The 88,500-page document, which also earned the endorsement of the

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Bell Atlantic News Release, page 3

New York Public Service Commission, detailed how the company has opened its local markets to competition and complied with the Telecommunications Act of 1996.

"The FCC's review of this application was thoughtful and thorough, reflecting the input of both competitors and consumer organizations," said Seidenberg. "Under the leadership of this agency and the New York Public Service Commission, a model has been established that we and other local phone companies can follow in the future. We expect to move quickly to provide long distance service in other states so that consumers and businesses in our entire region can benefit from the value that Bell Atlantic brings."

Note to Editors: Related b-roll will be available via satellite at Telstar 6, Transponder 8. Downlink: 3860 horizontal; audio: 6.2 and 6.8.

Bell Atlantic is at the forefront of the new communications and information industry. With more than 43 million telephone access lines and nearly 10 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.


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